Exhibit F

                                  Beggs & Lane
                        Attorneys and Counsellors at Law
                              Post Office Box 12590
                          Pensacola, Florida 32591-2950
                                  850-432-2451


                                  July 28, 2003


Securities and Exchange Commission
Washington, DC 20549

RE:      Statement on Form U-1
         of Gulf Power Company
         (herein called the "Company")

Ladies and Gentlemen:

We have read the statement on Form U-1 referred to above and are furnishing this opinion with respect to the proposed transactions described therein relating to the issuance and sale by Trusts of their Preferred Securities and the related issuance by the Company of its Guaranties and Junior Subordinated Notes (all as defined therein).

We are of the opinion that (i) the Company is validly organized and duly existing as a corporation under the laws of the State of Maine and is duly admitted to do business under the laws of the States of Florida, Georgia and Mississippi, (ii) the Trusts have been or will have been formed and are or will be validly existing under the laws of their state of formation, and (iii) upon the issuance of your order or orders in this matter permitting such statement on Form U-1 to become effective with respect to such proposed transactions, and in the event that the proposed transactions are consummated in accordance with such statement on Form U-1 and your order or orders in respect thereof:

(a) all state laws applicable to such transactions will have been complied with;

(b) the Company's obligations with respect to the Guaranties and the Junior Subordinated Notes will be valid and binding obligations of the Company in accordance with their terms;

(c) the obligations of each Trust with respect to its Preferred Securities will be valid and binding obligations of such Trust in accordance with their terms; and

(d) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by the Company, the Trusts or any associate company of either thereof.

We hereby give our written consent to the use of this opinion in connection with the above-mentioned statement on Form U-1.

                                                              Very truly yours,
                                                              /s/Beggs & Lane
                                                              Beggs & Lane